UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________

PALMETTO BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

South Carolina	74-2235055
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

306 East North Street
Greenville, South Carolina	29601
(Address of Principal Executive Offices)	(Zip Code)

Palmetto Bancshares, Inc. 2011 Stock Incentive Plan

(Full title of the plan)

Roy D. Jones

Chief Financial Officer

306 East North Street

Greenville, South Carolina 29601

(Name and address of agent for service)

(800) 725-2265

(Telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Benjamin A. Barnhill

Nelson Mullins Riley & Scarborough LLP

104 South Main Street, Suite 900

Greenville, South Carolina 29601

(864) 250-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee(2)
Common Stock, par value $0.01 per share	200,000	$13.19	$2,638,000	$359.82

(1)

This Registration Statement covers 200,000 additional shares of common stock, par value $0.01 per share, of Palmetto Bancshares, Inc. (the "Registrant") available for issuance pursuant to awards under the Palmetto Bancshares, Inc., 2011 Stock Incentive Plan, as amended by Amendment No. 1 thereto (the "Plan"). Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of common stock which become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2)

Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) and 457(h) of the Securities Act of 1933, as amended. The proposed maximum offering price per share is based on the average of the high and low prices of the Common Stock as reported on the NasdaqCM on July 15, 2013.

EXPLANATORY NOTE

Incorporation by Reference. This Registration Statement is filed pursuant to General Instruction E to Form S-8. The contents of the Registration Statement on Form S-8 (File No. 333-174351) are incorporated herein by reference and made a part hereof.

Registration of Additional Shares of Common Stock Under the Plan. This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-174351) (the “Registration Statement”) is filed by Palmetto Bancshares, Inc., a South Carolina corporation (the “Registrant”) for the purpose of increasing the number of shares of common stock, par value $0.01 per share, to be issued under the 2011 Stock Incentive Plan, as amended (the “Plan”) by 200,000 shares, from 500,000 to 700,000 shares, pursuant to an amendment to such plan authorized by the Board of Directors on February 21, 2013 and approved by shareholders on May 16, 2013.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The contents of the Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission (the “SEC”) on May 19, 2011 (File No. 333-174351) by the Registrant are incorporated herein by reference. In addition, the following new documents filed with the SEC by the Registrant are incorporated herein by reference, except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules (unless otherwise indicated therein):

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC on March 1, 2013;

(b)	The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2013 filed with the SEC on May 1, 2013;

(c)	The Company’s Current Reports on Form 8-K filed on February 4, 2013, April 30, 2013, May 17, 2013 and July 1, 2013;

(d)

All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

(e)

The description of the Company’s common stock contained in our Current Report on Form 8-K filed on May 13, 2011, including any other amendments or reports filed with the SEC for the purpose of updating such description.

All other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than portions of those documents furnished or otherwise not deemed to be filed), prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all the securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The exhibits required to be filed as part of this Registration Statement are listed in the Exhibit Index attached hereto and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, as of July 18, 2013.

PALMETTO BANCSHARES, INC.

By:	/s/ Roy D. Jones
Name:	Roy D. Jones
Title:	Chief Financial Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Lee S. Dixon	Chief Operating Officer,	July 18, 2013
Lee S. Dixon	Chief Risk Officer,
Director

/s/ Samuel L. Erwin	Chief Executive Officer,	July 18, 2013
Samuel L. Erwin	Director
(Principal Executive Officer)

/s/ Roy D. Jones	Chief Financial Officer	July 18, 2013
Roy D. Jones	(Principal Financial
and Accounting Officer)

/s/ Michael D. Glenn	Chairman of the Board of Directors	July 18, 2013
Michael D. Glenn

	Director	July 18, 2013
Robert B. Goldstein

/s/ John D. Hopkins, Jr.	Director	July 18, 2013
John D. Hopkins, Jr.

	Director	July 18, 2013
James J. Lynch

/s/ Jane S. Sosebee	Director	July 18, 2013
Jane S. Sosebee

/s/ John P. Sullivan	Director	July 18, 2013
John P. Sullivan

/s/ J. David Wasson, Jr.	Director	July 18, 2013
J. David Wasson, Jr.

Exhibit Index

Exhibit No.	Description of Exhibit

4.1	Amended and Restated Articles of Incorporation filed on December 21, 2009 (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed December 21, 2009).

4.2	Articles of Amendment to the Amended and Restated Articles of Incorporation filed on August 11, 2010 (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed October 7, 2010).

4.3	Articles of Amendment to the Amended and Restated Articles of Incorporation filed on June 27, 2011 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed June 27, 2011).

4.4	Articles of Amendment to the Amended and Restated Articles of Incorporation filed on May 22, 2012 (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q filed August 2, 2012).

4.5	Amended and Restated Bylaws dated December 15, 2009 (incorporated by reference to Exhibit 3.2 of the Company’s Form 8-K filed December 21, 2009).

4.6	Palmetto Bancshares, Inc. 2011 Stock Incentive Plan (incorporated by reference to Appendix B of the Company’s Proxy Statement on Schedule 14A filed on April 14, 2011).

4.7	Amendment No. 1 to Palmetto Bancshares, Inc. 2011 Stock Incentive Plan (incorporated by reference to Appendix A of the Company’s Proxy Statement on Schedule 14A filed on April 1, 2013).

4.8	Form of Award Agreement for Stock Options (incorporated by reference to Appendix B of the Company’s Proxy Statement on Schedule 14A filed on April 14, 2011).

4.9	Form of Award Agreement for Restricted Stock (incorporated by reference to Appendix B of the Company’s Proxy Statement on Schedule 14A filed on April 14, 2011).

5.1	Legal Opinion of Nelson Mullins Riley & Scarborough LLP.

23.1	Consent of Elliott Davis, LLC.

23.2	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (incorporated by reference to the signature pages of the Company’s Form S-8 filed May 19, 2011).